                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                        TUMBLEWEED COMMUNICATIONS CORP.
         -------------------------------------------------------------
                (Name of registrant as Specified In Its Charter)

         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                Common Stock
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                N/A
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                N/A
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                N/A
                ----------------------------------------------------------
           (5)  Total fee paid:
                N/A
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials. N/A

/ / Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                N/A
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                N/A
                ----------------------------------------------------------
           (3)  Filing Party:
                N/A
                ----------------------------------------------------------
           (4)  Date Filed:
                N/A
                ----------------------------------------------------------
Notes:

                        TUMBLEWEED COMMUNICATIONS CORP.
                               700 SAGINAW DRIVE
                             REDWOOD CITY, CA 94063

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 30, 2001

                            ------------------------

To the stockholders of Tumbleweed Communications Corp.:

    Notice Is Hereby Given that the Annual Meeting of Stockholders of Tumbleweed Communications Corp., a Delaware corporation, will be held on May 30, 2001, at 10:00 a.m. local time at our offices located at 700 Saginaw Drive, Redwood City, California for the following purpose:

    (1) To elect three (3) Class II directors, each to serve a three-year term or until his or her successor has been elected and qualified or until his earlier resignation or removal.

    (2) To ratify the selection of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2001.

    (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 4, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Bernard J. Cassidy

                                          Bernard J. Cassidy
                                          SECRETARY

Redwood City, California
April 30, 2001

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        TUMBLEWEED COMMUNICATIONS CORP.
                               700 SAGINAW DRIVE
                             REDWOOD CITY, CA 94063

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 30, 2001

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Tumbleweed Communications Corp., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on May 30, 2001, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our offices located at 700 Saginaw Drive, Redwood City, California 94063. We intend to mail this proxy statement and accompanying proxy card on or about April 30, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of our common stock at the close of business on April 4, 2001, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 4, 2001, we had outstanding and entitled to vote 29,996,482 shares of common stock.

    Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    The quorum requirement for holding and transacting business at the Annual Meeting is a majority of the outstanding shares and entitled to be voted, present in person or represented by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

    All votes will be tabulated by the inspector of election appointed for the meeting. For the election of directors, shareholders will be permitted to either vote for or withhold the authority to vote for each nominee. For all other matters subject to vote, shareholders will be presented with the choice of approval, disapproval, or abstention. Abstentions will be counted towards the tabulation of votes cast on proposals and will have the same effect as negative votes. Broker non-votes, although counted towards a quorum, are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing with our Secretary at our principal executive office, 700 Saginaw Drive, Redwood City, California 94063, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    For a stockholder's proposal to be included in our Proxy Statement for the 2002 Annual Meeting of Stockholders, the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposal must be received by us not later than December 31, 2001. To be timely, stockholder proposals submitted outside the processes of Rule 14a-8 must be received by us after March 1, 2002 and before March 31, 2002, unless the Annual Meeting is called for a date earlier than April 30, 2002 or later than June 29, 2002, in which case such proposal must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    Our Certificate of Incorporation currently authorizes no fewer than one and no more than ten directors. Our Board of Directors is currently comprised of seven directors. The Certificate of Incorporation divides the Board into three classes: Class I, Class II and Class III, with members of each class serving staggered three-year terms. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term or until their successors are duly elected and qualified. The Class II directors, Mr. Hautemont, Dr. Rieman and Mr. Sabella, will stand for reelection or election at the 2001 annual meeting. The Class III directors, Mr. Marquardt and Mr. O'Grady, will stand for reelection or election at the 2002 annual meeting and the Class I Directors, Mr. Smith and Mr. Klein, will stand for reelection or election at the 2003 annual meeting. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

    Directors are elected by a plurality of the votes cast at the Annual
Meeting.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

    The names of the nominees for election as Class II directors at the Annual Meeting and of the incumbent Class III and Class I directors, and certain information about them as of April 30, 2001, are set forth below:

                                                           PRINCIPAL OCCUPATION/
NAME                             AGE                   POSITION HELD WITH TUMBLEWEED
----                           --------                -----------------------------
Nominees for election as Class II directors for a term expiring in 2004:

  Eric J. Hautemont(2).......     35      Managing Director of Ridge Ventures LLC

  Deborah D. Rieman(2).......     51      Private investment fund manager and Consultant

  Douglas A. Sabella.........     42      President and Chief Operating Officer

Incumbent Class III directors with terms expiring in 2002:

  David F. Marquardt(1)......     50      Founding General Partner of August Capital, L.P.

  Standish H. O'Grady(2).....     41      Senior Managing Director of Granite Ventures, LLC

Incumbent Class I directors with terms expiring in 2003:

  Jeffrey C. Smith...........     34      Founder, Chairman and Chief Executive Officer

  Kenneth R. Klein(1)........     41      Chief Operating Officer of Mercury Interactive
                                          Corporation

------------------------

Notes:

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

    ERIC J. HAUTEMONT has been a Director of Tumbleweed since October 1996.
Mr. Hautemont is Managing Director of Ridge Ventures LLC, a high technology venture fund dedicated to seed and early stage companies. Before starting Ridge Ventures in June 1998, Mr. Hautemont served as President of Fractal Design Corporation from June 1996 to January 1997. Before Fractal, Mr. Hautemont was co-founder, chairman and CEO of Ray Dream, Inc. from December 1989 to June 1996. He currently serves on the boards of directors of Intalio Corporation, Tincell Corporation and Luckysurf.com. Mr. Hautemont holds a M.Sc. in Computer Science and Applied Mathematics from Enseeiht, University of Toulouse, France.

    DEBORAH D. RIEMAN has been a Director of Tumbleweed since March 2001.
Dr. Rieman currently manages a private investment fund and consults to technology start-up companies. Until December 1999, Dr. Rieman served as President and Chief Executive Officer of CheckPoint Software
Technologies, Inc., an internet security software company. Prior to joining CheckPoint, Dr. Rieman held various executive and marketing positions with Adobe Systems, Inc., Sun Microsystems, Inc. and Xerox Corporation. She also serves as a director of Altera Corp., Alchemedia Corporation and Corning, Inc. Dr. Rieman holds a B.A. in Mathematics from Sarah Lawrence College and a Ph.D. in Mathematics from Columbia University.

    DOUGLAS A. SABELLA has been a Director of Tumbleweed since March 2001.
Mr. Sabella also serves as President and Chief Operating Officer of Tumbleweed and is responsible for worldwide operations, including research and development, sales, professional services, and marketing. Prior to joining Tumbleweed, Mr. Sabella was the president and chief executive officer of Bidcom, Inc. Prior to joining Bidcom, Mr. Sabella held various senior management positions at Lucent Technology from February 1985 to February 2000. Mr. Sabella holds a B.B.A. in Business Administration from Hofstra University.

    DAVID F. MARQUARDT has been a Director of Tumbleweed since August 1997. Mr. Marquardt is a founding General Partner of August Capital, L.P., formed in 1995, and has been a General Partner of various Technology Venture Investors entities, which are private venture capital limited partnerships, since
August 1980. Mr. Marquardt is a director of Microsoft Corporation,
Netopia, Inc. and various privately held companies. Mr. Marquardt received a B.S. in Mechanical Engineering from Columbia University and an M.B.A. from Stanford Graduate School of Business.

    STANDISH H. O'GRADY has been a Director of Tumbleweed since August 1997.
Mr. O'Grady is a founder and Senior Managing Director of Granite Ventures LLC, an early stage technology venture capital firm formed in 1998. He previously served in various positions with Hambrecht & Quist Group's venture capital practice since 1986. Mr. O'Grady is currently a director of Virage Inc. and various privately held companies. Mr. O'Grady holds a B.S.E. degree in Chemical Engineering from Princeton University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

    JEFFREY C. SMITH, Chief Executive Officer and Chairman of the Board of Directors, is responsible for strategic planning and business development. Before founding Tumbleweed in June 1993, Mr. Smith held various senior positions in research and development with the following firms: Frame Technology from January 1991 to June 1993; Aeon Corp. from January 1990 to January 1991; Hewlett Packard from June 1988 to June 1989; and IBM Scientific Research Center in Palo Alto from June 1987 to June 1988. Mr. Smith served as a lecturer in Software Engineering at Stanford University in 1988 and 1989. Mr. Smith holds a B.S. in Computer Science from Stanford University.

    KENNETH R. KLEIN has been a Director of Tumbleweed since February 2000.
Mr. Klein has been Chief Operating Officer of Mercury Interactive since January of 2000 and has been on the Mercury Interaction board of directors since
July 2000. Prior to that he served as President, North American Operations from July 1998 to January 2000. From April 1995 to July 1998 he served as Vice President of North American Sales. From May 1992 to March 1995, he served as Western Area Sales Director. From March 1990 to May 1992, Mr. Klein served as Regional Sales Manager for Interactive Development Environments, a CASE tool company. Prior to that Mr. Klein served in a variety of engineering and sales management roles in the software industry. Mr. Klein holds degrees in electrical engineering and biomedical engineering from the University of Southern California.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 2000 the Board of Directors held seven meetings. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. As of April 26, 2001, the Audit Committee consists of three non-employee directors: Messrs. Hautemont and O'Grady and Dr. Rieman. Mr. Hautemont was appointed to the Audit Committee in March 2000 and Dr. Rieman was appointed to the Audit Committee in April 2001. During 2000, the Audit Committee members were Messrs. O'Grady, Klein and Timothy
C. Draper. Mr. Draper resigned from the Audit Committee as well as the Board of Directors effective April 25, 2001. The Audit Committee met five times during the fiscal year ended December 31, 2000.

    The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and stock option grants for employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our stock option and other employee benefit plans. As of April 26, 2001, the Compensation Committee consists of two non-employee directors: Messrs. Klein and Marquardt. Mr. Klein was appointed to the Compensation

Committee in April 2001. During 2000, the Compensation Committee members were Messrs. Hautemont and Marquardt. The Compensation Committee met once during the fiscal year ended December 31, 2000.

    During the fiscal year ended December 31, 2000, each Board member, except Pehong Chen, attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since 1997. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of KPMG LLP as our independent auditors is not required by the our Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of our common stock as of February 15, 2001 by:

    - Each person or entity who beneficially owns more than 5% percent of our common stock;

    - Each of our named executive officers;

    - Each of our directors; and

    - All executive officers and directors as a group.

    Information with respect to beneficial ownership has been furnished by each director, officer, or 5% or more stockholder, as the case may be and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission. Except as otherwise noted below, the address for each person listed on the table is c/o Tumbleweed Communications Corp., 700 Saginaw Drive, Redwood City, California 94063. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who posses sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

    Percentage ownership calculations are based on 29,859,162 outstanding shares on February 15, 2001, adjusted as required by rules promulgated by the SEC.

                                                           BENEFICIAL OWNERSHIP
                                                        --------------------------
                                                         NUMBER           PERCENT
BENEFICIAL OWNER                                        OF SHARES         OF TOTAL
----------------                                        ---------         --------
Capital Research Management ..........................  4,250,000          14.23%
  333 South Hope Street
  Los Angeles, California 90071
Jeffery C. Smith......................................  1,677,367(1)         5.6%
Jean-Christophe Bandini...............................  1,718,795(2)         5.7%
Eric Hautemont........................................     89,241(2)           *
Kenneth R. Klein......................................     27,083(2)           *
David F. Marquardt....................................    345,544(2)         1.1%
Standish H. O'Grady...................................    164,536(3)           *
Deborah D. Rieman.....................................         --              *
Douglas A. Sabella....................................         --              *
Donald R. Gammon......................................    105,803(2)           *
Shomit A. Ghose.......................................    172,202(4)           *
Kerry S. Champion.....................................    123,594(2)           *
Donald S. Taylor......................................     80,422              *
Robert A. Krauss......................................     38,335(2)           *
Executive officers and directors as a group (11         4,542,922(5)        14.9%
  persons)............................................

------------------------

*   Represents less than 1% of the outstanding shares of common stock.

(1) This number includes 260,000 shares held by the Jeffrey C. Smith 1999 Annuity Trust. Mr. Smith is the sole trustee of the trust. This number also includes 25,220 shares subject to options exercisable within 60 days of February 15, 2001.

(2) The following table indicates those people whose total number of beneficially owned shares include shares subject to options exercisable within 60 days of February 15, 2001:

                                                 SHARES SUBJECT
                                                   TO OPTIONS
                                                 --------------
Jean-Christophe Bandini........................         215
Eric Hautemont.................................      82,125
Kenneth R. Klein...............................      27,083
David F. Marquardt.............................      52,000
Donald R. Gammon...............................     104,397
Kerry S. Champion..............................      15,310
Robert A. Krauss...............................      33,140

(3) This number includes 52,000 shares subject to options exercisable within 60 days of February 15, 2001. Voting and dispositive power over the 19,505 shares held by H&Q Tumbleweed Investors, L.P. is held by all members of H&Q Adobe Venture Management II, LLC. Voting and dispositive power over 6,883 shares held by H&Q Adobe Venture Management II, LLC is held by all its members. Mr. O'Grady is a member of H&Q Adobe Venture Management II, LLC and may be deemed to share voting and investment power with respect to these shares. However, Mr. O'Grady disclaims beneficial ownership of all of these shares, except to the extent of his pecuniary interest arising from his interest in these entities.

(4) This number includes 171,832 shares subject to options exercisable within 60 days of February 15, 2001. Mr. Ghose had 35,000 options accelerated on March 30, 2001 as part of a severance agreement with Tumbleweed.

(5) This number includes 563,322 shares issuable upon the exercise of stock options exercisable within 60 days of February 15, 2001.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

    To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were fulfilled in a timely manner, except for the following late filings: Mr. Bandini reported three transactions on two Form 4s, Mr. O'Grady reported eight transactions on three Form 4s, Mr. Marquardt reported one transaction on a Form 4, Mr. Klein reported one transaction on a Form 5, Mr. Hautemont reported two transactions on two Form 4s, Mr. Draper reported three transactions on a Form 4, Mr. Smith reported four transactions on a Form 4, Mr. Gammon reported two transactions on a Form 4, Mr. Champion reported four transactions on a Form 4, Mr. Taylor reported fourteen transactions on two Form 4s, Mr. Earhart reported one transaction on a Form 4, Mr. Pastore reported three transactions on three Form 4s, Mr. Cassidy reported three transactions on a Form 4, and Mr. Eura reported two transactions on a Form 4. After investigating these matters, we have concluded that any omissions were inadvertent, and that none of the transactions gave rise to liability under
Section 16(b) of the Exchange Act for recapture of short-swing profits.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table indicates information concerning compensation of
(i) our Chief Executive Officer, (ii) the four individuals who were our four most highly compensated executive officers in 2000, other than the Chief Executive Officer, whose salary and bonus exceeded $100,000 for the years ended December 31, 2000, 1999 and 1998, if applicable, and were serving as executive officers at the end of 2000, and (iii) one individual, Mr. Robert Krauss, who ceased to be an executive officer in March 2000 but currently remains an employee of Tumbleweed (collectively, the "named executive officers"). We have also listed our current President and Chief Operating Officer, Douglas A. Sabella. Mr. Sabella joined Tumbleweed in March 2001.

                                                                                             LONG-TERM
                                                       ANNUAL COMPENSATION              COMPENSATION AWARDS
                                            -----------------------------------------   -------------------
                                                        SALARY     BONUS      OTHER
NAME AND PRINCIPAL POSITION                   YEAR       ($)        ($)        ($)            OPTIONS
---------------------------                 --------   --------   --------   --------   -------------------
Jeffrey C. Smith .........................    2000     150,000     86,250         --          400,000(1)
  Founder, Chairman and Chief Executive       1999     142,708     14,375                      60,000
  Officer                                     1998     115,000         --                          --

Douglas A. Sabella .......................      --          --         --         --               --
  President and Chief Operating Officer

Kerry S. Champion ........................    2000     210,000     20,250         --           98,310(2)
  Vice President--Engineering                 1999     165,146     24,192         --           90,000(3)
                                              1998     104,621     11,825                     230,000

Donald R. Gammon .........................    2000     200,533    311,684         --           79,673
  Vice President--North American Sales        1999     150,167     71,277         --          205,000
                                              1998          --         --         --               --

Shomit A. Ghose(4) .......................    2000     212,000     34,665         --           99,310(5)
  Senior Vice President--Operations           1999     177,876     61,380                      90,000(6)
                                              1998      17,090     10,000                     240,000

Donald N. Taylor(7) ......................    2000     201,957    214,488     14,434           76,553(8)
  Vice President--International Sales         1999     163,050    144,651     13,035          195,000(9)
                                              1998          --         --         --               --

Robert A. Krauss .........................    2000     141,267    335,327         --           38,905
  Vice President--Business Development        1999     125,500     83,619                      42,000
                                              1998     114,417     35,667                      15,000

------------------------

(1) Mr. Smith voluntarily cancelled 200,000 of these options on November 20, 2000 and the remaining 200,000 on January 4, 2001

(2) Mr. Champion voluntarily cancelled 49,000 of these options on November 20, 2000 and 49,000 of the remaining options were cancelled on January 4, 2001.

(3) Mr. Champion voluntarily cancelled 80,000 of these options on January 4, 2001.

(4) Mr. Ghose's employment with Tumbleweed ended as of March 31, 2001. Mr. Sabella is now responsible for most of Mr. Ghose's former duties.

(5) Mr. Ghose voluntarily cancelled 99,000 of these options on January 4, 2001.

(6) This number includes unvested shares that expired upon the termination of Mr. Ghose's employment with Tumbleweed.

(7) Mr. Taylor's employment with Tumbleweed ended as of January 9, 2001.

(8) All 76,553 of these options expired upon the termination of Mr. Taylor's employment with Tumbleweed.

(9) This number includes shares accelerated as part of Mr. Taylor's agreement with Tumbleweed and shares forfeited by Mr. Taylor as having expired in March 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information concerning grants of options to purchase our common stock made during the fiscal year ended December 31, 2000 to the named executive officers.

    In the fiscal year ended December 31, 2000, we granted options to purchase up to an aggregate of 5,236,078 shares to employees, directors and consultants. Most of these options were granted under our 1999 Omnibus Stock Incentive Plan at exercise prices equal to the fair market value of our common stock on the date of grant, as determined in good faith by the board of directors. All options have a term of ten years. Most option shares vest over four years, with 25% of the option shares vesting one year after the option grant date, and the remaining option shares vesting ratably each month for the next 36 months.

    The potential realizable values are based on an assumption that the price of our common stock will appreciate at the compounded annual rate shown from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth of the shares of our common stock.

    With respect to the named executive officers, the option agreements of Kerry Champion, Donald Gammon and Shomit Ghose provide for the acceleration of a portion of their stock options upon the occurrence of specified changes in control of Tumbleweed.

                                              INDIVIDUAL GRANTS
                         -----------------------------------------------------------
                              NUMBER           PERCENT OF                                 POTENTIAL REALIZABLE VALUE AT
                           OF SECURITIES     TOTAL OPTIONS                                ASSUMED ANNUAL RATES OF STOCK
                            UNDERLYING         GRANTED TO     EXERCISE                 PRICE APPRECIATION FOR OPTION TERM
                          OPTION GRANTED       EMPLOYEES        PRICE     EXPIRATION   -----------------------------------
NAME                            (#)          IN FISCAL YEAR   ($/SHARE)      DATE           5%($)              10%($)
----                     -----------------   --------------   ---------   ----------   ----------------   ----------------
Jeffrey C. Smith.......           220             0.0043      $42.6250      7/27/10       $    5,895         $   14,938
                              400,000(1)          7.8608      $31.7500           --               --                 --
Douglas A.
  Sabella(2)...........            --                 --            --           --               --                 --
Kerry S. Champion......           310             0.0061      $42.6250      7/27/10       $    8,307         $   21,050
                               50,000(3)          0.9826      $36.1250           --               --                 --
                               48,000(4)          0.9433      $31.7500           --               --                 --
Donald R. Gammon.......           295             0.0058      $42.6250      7/27/10       $    7,905         $   20,031
                                8,378             0.1646      $43.2500       7/9/10       $  357,716         $  784,527
                               25,000             0.4913      $ 0.8000      4/30/10       $1,272,762         $2,038,245
                               46,000             0.9040      $31.7500      4/30/10       $  918,182         $2,326,971
Shomit A. Ghose........           310             0.0061      $42.6250      7/27/10       $    8,307         $   21,050
                               99,000(5)          1.9456      $31.7500           --               --                 --
Donald N. Taylor.......        10,913(6)          0.2145      $43.2500           --               --                 --
                                  315(6)          0.0062      $42.6250           --               --                 --
                               65,325(6)          1.2838      $31.7500           --               --                 --
Robert A. Krauss.......           205             0.0040      $42.6250      7/27/10       $    5,493         $   13,920
                                3,700             0.0727      $43.2500       7/9/10       $  180,826         $  382,654
                               30,000             0.5895      $31.7500      4/30/10       $  598,814         $1,517,394
                                5,000             0.0983      $17.6875     11/21/10       $   55,598         $  140,886

--------------------------

(1) 200,000 options of this grant were cancelled by Mr. Smith on November 20, 2000 and the remaining 200,000 were cancelled on January 4, 2001.

(2) Mr. Sabella, our President and Chief Operating Officer, joined Tumbleweed in March 2001.

(3) 25,000 options of this grant were cancelled by Mr. Champion on November 20, 2000 and the remaining 25,000 were cancelled on January 4, 2001.

(4) 24,000 options of this grant were cancelled by Mr. Champion on November 20, 2000 and the remaining 24,000 were cancelled on January 4, 2001.

(5) All 99,000 options of this grant were cancelled by Mr. Ghose on January 4, 2001.

(6) Mr. Taylor's employment with Tumbleweed ended as of January 9, 2001, whereupon these options expired.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

    The following table describes for the named executive officers the exercisable and unexercisable options held by them as of December 31, 2000.

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                     SHARES                     OPTIONS HELD AT FISCAL         IN-THE-MONEY OPTIONS
                                  ACQUIRED ON      VALUE              YEAR-END(#)              AT FISCAL YEAR-END($)
                                    EXERCISE      REALIZED    ---------------------------   ---------------------------
NAME                                  (#)           ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              ------------   ----------   -----------   -------------   -----------   -------------
Jeffrey C. Smith................         --              --      20,220         40,000(1)   $  102,188     $  204,376
Douglas A. Sabella..............         --              --          --             --              --             --
Kerry S. Champion...............     86,000      $2,249,487      14,309(2)      83,751(2)   $  231,202     $1,389,366
Donald R. Gammon................     27,000      $  586,020      80,878        176,795      $1,017,266     $2,130,447
Shomit A. Ghose.................     36,500      $1,834,250     118,184        175,626(3)   $1,541,269     $2,001,837
Donald N. Taylor................     45,000      $2,152,783      85,000(4)          --(4)   $1,185,911             --
Robert A. Krauss................     70,200      $6,143,575      23,579         67,126      $  338,228     $  441,093

------------------------------

(1) This number excludes 400,000 shares granted to Mr. Smith in 2000 and cancelled by Mr. Smith in 2000 and 2001.

(2) This number excludes 129,000 shares granted to Mr. Champion in 1999 and 2000 and cancelled by Mr. Champion in 2000 and 2001.

(3) This number excludes 99,000 shares granted to Mr. Ghose in 2000 and cancelled by Mr. Ghose in 2001.

(4) Mr. Taylor's employment with Tumbleweed ended as of January 9, 2001. This number includes shares accelerated as part of Mr. Taylor's agreement with Tumbleweed and shares forfeited by Mr. Taylor as having expired in March 2001.

    The "Value of Unexercised In-the-Money Options at Fiscal Year End" is based on a value of $17.10 per share, the fair market value of our common stock as of December 31, 2000, as determined by the board of directors, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

COMPENSATION OF DIRECTORS

    Our board of directors makes all decisions relating to the compensation of members of our board of directors. We reimburse our non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as our directors. We currently do not pay fees to our directors for attendance at meetings or for their services as members of the board of directors.

    During fiscal year 2000, Mr. Klein was the only non-employee director to receive any option grants. Mr. Klein was granted an option on February 29, 2000 to purchase 100,000 shares of common stock at an exercise price of $71.50 per share, the fair market price per share of the common stock on the date of the grant. Mr. Klein was also granted an option on May 1, 2000 to purchase 40,000 shares of common stock at an exercise price of $31.75 per share, the fair market price per share of the common stock on that date. These options, granted under our 1999 Omnibus Stock Incentive Plan, have a term of ten years and vest over a period of four years commencing one year after the date of the grant.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    Our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

    - for any breach of the director's duty of loyalty to us or our stockholders;

    - for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

    - under Section 174 of the Delaware law; or

    - for any transaction from which the director derives an improper personal benefit.

    Our Certificate of Incorporation and bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by
Section 145 of the Delaware law, including circumstances in which indemnification is otherwise discretionary. Indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, or otherwise. We have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    We have entered into agreements to indemnify our directors and executive officers in addition to the indemnification provided for in our charter and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a directors or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE OF CONTROL
  ARRANGEMENTS

    Except as described below, we have not entered into employment agreements with our named executive officers, and their employment may be terminated at any time at the discretion of our board of directors.

    Effective March 1, 2001, we entered into an employment agreement with Douglas A. Sabella. The agreement provides that Mr. Sabella will serve as the President and Chief Operating Officer of Tumbleweed for a base salary of $300,000 per year plus performance-based bonuses. Mr. Sabella is entitled to receive a minimum guaranteed bonus of $12,500 per quarter, to be credited against any performance bonuses for the year. In addition, Mr. Sabella was granted options to purchase 500,000 shares of our common stock with 25% of the options vesting at the end of one year of employment and the remaining 75% vesting monthly over the following three-year period. Tumbleweed may terminate Mr. Sabella's employment at any time with or without "cause" as it is defined in the agreement. However, if Mr. Sabella is terminated without "cause," the Company must pay him twelve months salary as severance. The agreement also provides for certain benefits payable to Mr. Sabella if his employment is terminated within ninety days following a "change of ownership control," as that term is defined in the agreement.

    Effective January 7, 1999, we entered into an employment agreement with Donald Taylor. The agreement provided for a base salary of $185,000 per year, plus a bonus dependent upon the attainment of specified sales targets. The minimum guaranteed bonus was $6,000 for each of the first six months of employment. In addition, Mr. Taylor was granted options to purchase 140,000 shares of common stock. Mr. Taylor's employment agreement provided that his employment was terminable without cause on six months prior written notice. As part of the restructuring we entered into in January 2001, Mr. Taylor's employment with Tumbleweed ended on January 9, 2001. Our severance agreement with Mr. Taylor provided him with $280,000 in cash and the accelerated vesting of 85,000 stock options in exchange for past services and a release of all claims against Tumbleweed.

    Shomit Ghose's employment with Tumbleweed ended on March 30, 2001. Our severance agreement with Mr. Ghose provided him with $172,000 in cash and the accelerated vesting of 35,000 stock options in exchange for past services and a release of all claims against Tumbleweed.

                      REPORT OF THE COMPENSATION COMMITTEE
             OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

    Our executive compensation program presently is administered by the two-member Compensation Committee of the Board of Directors (the "Committee") set forth below. These Committee members are not employees of Tumbleweed.

    The objectives of our executive compensation policies are to attract, retain and reward executive officers who contribute to the our success, to align the financial interests of executive officers with the performance of Tumbleweed, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve our business objectives and to reward individual performance. Our executive compensation package consists of three components: base salary and related benefits; quarterly cash bonus incentives; and equity-based compensation incentives.

    The first component of our executive compensation package is base salary and related benefits. Each executive officer receives a base salary and benefits based on competitive compensation information and his responsibilities and performance. The second component of the our executive compensation package is a quarterly management-by-objectives bonus. Each year, we establish bonus compensation formulas for each officer based on certain individual performance criteria, as determined by the Compensation Committee. This arrangement provides each executive officer with the opportunity to earn a cash bonus according to the extent to which he meets his particular individual performance criteria. The third component of our executive compensation package is stock options, which we believe are becoming increasingly important as an incentive tool designed to more closely align the interests of our executive officers with the long-term interests of our stockholders and to encourage our executive officers to remain with the us. Generally, we grant stock options at fair market exercise prices, as determined at the time of grant.

    Our stock option plans have been established to provide all of our employees with an opportunity to share, along with our stockholders, in the long-term performance by us. Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Stock options granted under our stock option plans generally have a non-statutory four-year vesting schedule and generally expire ten years from the date of grant. The Compensation Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, our financial performance, and the executive's existing options.

SECTION 162 POLICY

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds
$1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "performance-based compensation." Awards granted under the 1999 Omnibus Stock Incentive Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. We do not expect that amounts of compensation paid to our executive officers will fail to be deductible on account of Section 162(m).

------------------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not incorporated by reference into any of our filings under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Smith's 2000 bonus and salary were set by the Committee with due regard to his industry experience, competitive salary information and current market conditions. The amount of Mr. Smith's total compensation was based on the Company's 2000 results and his individual performance with respect to meeting previously established performance objectives measured both quarterly and annually. In January of 2001, the Committee recommended and the Board approved a bonus of $31,875 be paid to Mr. Smith based upon the completion of his and the Company's objectives during 2000.

                                          COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Eric J. Hautemont
                                          David F. Marquardt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the compensation committee of Tumbleweed serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

                      REPORT OF THE AUDIT COMMITTEE REPORT
                          OF THE BOARD OF DIRECTORS(2)

    The Audit Committee is comprised of three outside directors, each of whom is independent under Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. In fiscal year 2000, the Board of Directors approved and adopted the Amended Charter of the Audit Committee, which sets forth the Audit Committee's duties and responsibilities and reflects new SEC regulations and NASD rules. A copy of the charter is attached as Appendix A to this Proxy Statement.

    The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended 2000 with management and with our independent auditors, KPMG LLP. The Audit Committee has discussed with the KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP their independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditor's independence.

    Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

                                          AUDIT COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Timothy C. Draper (3)
                                          Eric J. Hautemont
                                          Standish H. O'Grady

------------------------

(2) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not incorporated by reference into any of our filings under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

(3) Mr. Draper resigned from the Audit Committee as well as the Board of Directors effective April 25, 2001.

                                   AUDIT FEES

AUDIT FEES

    The aggregate fees billed by KPMG LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended
December 31, 2000, and for the review of the financial statements included in our quarterly reports on Form 10-Q for that fiscal year were $243,700.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    We did not incur any fees billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

    The aggregate fees billed by KPMG LLP for services rendered to us other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000, were $452,000, consisting of audit related fees in the amount of $255,000 and non-audit fees in the amount of $197,000. Audit related services included services related to registration of the our securities and other business services. The non-audit services consisted primarily of tax services. In the course of its meetings, the Audit Committee has considered whether the provision of these other services by KPMG LLP is compatible with maintaining its independence.

                     PERFORMANCE MEASUREMENT COMPARISON(4)

    The following chart shows a comparison of our cumulative returns, the Nasdaq Stock Market (United States Companies) and the Hambrecht & Quist Internet Index at scaled prices beginning after the close of trading on August 6, 1999, when our common stock was priced at $12.00 per share for sale in our initial public offering. The performance on the following graph is not necessarily indicative of future stock price performance.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               TUMBLEWEED       NASDAQ STOCK      JP MORGAN
          COMMUNICATIONS CORP.  MARKET (U.S.)  H&Q INTERNET 100
8/6/1999                100.00         100.00            100.00
8/99                    160.42         107.76            117.50
9/99                    222.92         107.91            130.07
10/99                   208.33         116.55            143.82
11/99                   325.00         130.73            181.26
12/99                   706.26         159.48            251.79
1/00                    418.49         153.58            236.08
2/00                    633.33         182.77            300.13
3/00                    972.40         179.01            262.99
4/00                    254.17         150.57            198.20
5/00                    289.07         132.41            166.74
6/00                    423.96         165.64            195.10
7/00                    375.00         147.21            182.92
8/00                    521.88         164.60            212.23
9/00                    425.00         143.21            187.69
10/00                   142.71         131.41            145.74
11/00                   123.96         101.31            106.04
12/00                   142.58          95.88             96.88

------------------------

(4) This Section is not "soliciting material," is not deemed "filed" with the SEC, and is not incorporated by reference into any of our filings under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CERTAIN TRANSACTIONS

    Since January 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than:

    - compensation arrangements, which are described above; and

    - the transactions described below.

    CHANGES IN OWNERSHIP OF SUBSIDIARY. On May 15, 2000, we repurchased from Hikari 5% of the outstanding stock of Tumbleweed KK, for a price of Y70,000,000 (which approximated $700,000 as of May 15, 2000), increasing our ownership interest in Tumbleweed KK to 55% and resumed consolidating the Japanese subsidiary effective April 1, 2000. On August 29, 2000, we repurchased an additional 25% of the outstanding shares of the jointly owned Japanese subsidiary for approximately $13.8 million, increasing our ownership position to 80%. We recorded approximately $13.5 million of goodwill as a result of these transactions.

    INVESTORS' RIGHTS AGREEMENT. We have entered into an investors' rights agreement with all of the purchasers of our preferred stock, our founders and certain persons or entities which acquired shares of our common stock in connection with our acquisition of Worldtalk Communications Corporation. The agreement provides for registration rights in favor of such persons. We entered into a similar agreement to further indemnify selling stockholders, including Jeffrey C. Smith, Jean-Christophe D. Bandini and Hikari Tsushin, Inc., in our public offering completed August 1, 2000 for liabilities that might arise under the underwriting agreement of the offering. Prior to the public offering Hikari Tsushin beneficially owned more than 5% of our common stock.

    INVESTMENT BANKING. Curtis H. Smith, a brother of Jeffrey C. Smith (Chief Executive Officer Tumbleweed and Chairman of our Board of Directors), is a Vice President at Credit Suisse First Boston, the lead underwriter of our public offering completed on August 1, 2000 and financial advisor to us in connection with the acquisition of Worldtalk. Credit Suisse First Boston received a customary portion of the aggregate discount and commissions of our public offering completed August 1, 2000, as set forth on the cover page of that prospectus. Credit Suisse First Boston received a customary fee of approximately $3 million in connection with the Worldtalk acquisition.

    LEGAL COUNSEL. Gregory C. Smith, a brother of Jeffrey C. Smith (Chief Executive Officer of Tumbleweed and Chairman of our Board of Directors), is a partner of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, which began providing legal services to Tumbleweed in July 1998. During the year ended December 31, 2000, the total fees paid to Skadden, Arps were approximately
$2.4 million for services rendered in connection with our acquisitions of Worldtalk and Interface Systems, Inc., our follow-on public offering, our lawsuit against The docSpace Company, Inc. and ongoing general matters.

    INDEMNITY AGREEMENTS. We have entered into indemnity agreements with each of our officers and directors.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Bernard J. Cassidy

                                          Bernard J. Cassidy
                                          SECRETARY

April 30, 2001

    A copy of our Annual Report to the Stockholders has been included within the package of materials sent to you.

                                   APPENDIX A

                       CHARTER OF THE AUDIT COMMITTEE OF
                           THE BOARD OF DIRECTORS OF
                        TUMBLEWEED COMMUNICATIONS CORP.
                   AS ADOPTED BY THE BOARD ON APRIL 18, 2000

1.  AUTHORITY

    The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Tumbleweed Communications Corp.(the "Corporation") is established pursuant to Article III, Section 8 of the Corporation's Amended and Restated Bylaws and Section 141(c) of the Delaware General Corporation Law. The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee.

2.  PURPOSE OF THE COMMITTEE

    The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control functions of the Corporation and its subsidiaries.

    The Committee shall oversee the audit efforts of the Corporation's independent accountants and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation's auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants, the internal auditors and the financial and senior management of the Corporation.

3.  COMPOSITION OF THE COMMITTEE

    (1) Each member of the Committee shall be an "independent" director within the meaning of the Nasdaq rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the rules of the Nasdaq, under exceptional and limited circumstances, one director who does not meet certain of the criteria for "independence" may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its stockholders and the Corporation discloses in the annual proxy statement the nature of such person's relationship and the reasons for the Board's determination. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board.

    (2) To the extent required by Nasdaq regulations, upon any changes in the composition of the Committee and otherwise approximately once each year, the Committee shall ensure that the Corporation provides the Nasdaq with written confirmation regarding:

       (1) Any determination that the Board has made regarding the independence of the Committee members;

       (2) The financial literacy of the Committee members;

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
       (3) The determination that at least one of the Committee members has accounting or related financial management expertise; and

       (4) The annual review and reassessment of the adequacy of the Committee's charter.

4.  MEETINGS OF THE COMMITTEE

    The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the head of the internal auditing department and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or the Chairman) should meet or confer with the independent accountants and management quarterly to review the Corporation's periodic financial statements prior to their filing with the Securities and Exchange Commission ("SEC"). The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities and provide copies of such minutes to the Board.

5.  DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

    In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee's charter. The charter must specify: (1) the scope of the Committee's responsibilities and how it carries out those responsibilities, (2) the ultimate accountability of the Corporation's independent auditors to the Board and the Committee, (3) the responsibility of the Committee and the Board for the selection, evaluation and replacement of the Corporation's independent auditors, and (4) that the Committee is responsible for ensuring that the Corporation's independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Corporation and that the Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action to ensure the independence of the independent auditors.

    Although there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following matters are within the authority of the Committee:

SELECTION AND EVALUATION OF AUDITORS

    (1) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

    (2) Review and approve the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein;

    (3) Review the performance of the Corporation's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

    (4) Oversee the independence of the Corporation's independent auditors by, among other things:

       (1) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation; and

       (2) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence;

    (5) Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection (subject to shareholder approval if determined by the Board), evaluation and termination of the Corporation's independent auditors;

OVERSIGHT OF ANNUAL AUDIT AND QUARTERLY REVIEWS

    (6) Review and accept, if appropriate, the annual audit plan of the Corporation's independent auditors, including the scope of audit activities, and monitor such plan's progress and results during the year;

    (7) Confirm through private discussions with the Corporation's independent auditors and the Corporation's management that no management restrictions are being placed on the scope of the independent auditors' work;

    (8) Review the results of the year-end audit of the Corporation, including (as applicable):

       (1) the audit report, the published financial statements, the management representation letter, the "Memorandum Regarding Accounting Procedures and Internal Control" or similar memorandum prepared by the Corporation's independent auditors, any other pertinent reports and management's responses concerning such memorandum;

       (2) the qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of accounting principle and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

       (3) the methods used to account for significant unusual transactions;

       (4) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

       (5) management's process for formulating sensitive accounting estimates and the reasonableness of these estimates;

       (6) significant recorded and unrecorded audit adjustments;

       (7) any material accounting issues among management, the Corporation's internal auditing department and the independent auditors; and

       (8) other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors;

    (9) Review with management and the Corporation's independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

    (10) Confirm that the Corporation's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation's independent auditors;

OVERSIGHT OF FINANCIAL REPORTING PROCESS AND INTERNAL CONTROLS

    (11) Review the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures through inquiry and discussions with the Corporation's independent auditors and management of the Corporation;

    (12) Review with management the Corporation's administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

    (13) Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

    (14) Receive periodic reports from the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation;

    (15) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management;

OTHER MATTERS

    (16) Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

    (17) Prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Corporation commencing after December 15, 2000 which states, among other things, whether:

       (1) the Committee has reviewed and discussed with management the audited financial statements to be included in the Corporation's Annual Report on Form 10-K;

       (2) the Committee has discussed with the Corporation's independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61, (as it may be modified or supplemented);

       (3) the Committee has received the written disclosures and the letter from the Corporation's independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors their independence; and

       (4) based on the review and discussions described in subsections (i),
           (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

    (18) Obtain from the independent auditors any information pursuant to
Section 10A of the Securities Exchange Act of 1934;

    (19) Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

    (20) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

WITH RESPECT TO THE DUTIES AND RESPONSIBILITIES LISTED ABOVE, THE COMMITTEE
SHALL:

    (1) Report regularly to the Board on its activities, as appropriate;

    (2) Exercise reasonable diligence in gathering and considering all material information;

    (3) Understand and weigh alternative courses of conduct that may be available;

    (4) Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

    (5) If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

    (6) Provide management, the Corporation's independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

                                     * * *

    Although the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations.

                                 *************

                                 DETACH HERE

                                    PROXY

                        TUMBLEWEED COMMUNICATIONS CORP.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 30, 2001


     The undersigned hereby appoints Eric C. Schlezinger and Bernard J. Cassidy, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Tumbleweed Communications Corp. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Tumbleweed Communications Corp. (the "Company") to be held at the Company's corporate offices located at 700 Saginaw Drive, Redwood City, California, On May 30, 2001 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposal 2 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

SEE REVERSE                                                         SEE REVERSE
   SIDE                                                                 SIDE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/X/  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

     1. Election of Directors.

        NOMINEES:   (01) Deborah D. Rieman, (02) Eric J. Hautemont and
                    (03) Douglas A. Sabella

                       FOR   / /           / / WITHHELD         MARK HERE  / /
                       ALL                     FROM ALL        IF YOU PLAN
                     NOMINEES                  NOMINEES         TO ATTEND
                                                               THE MEETING

                                                                MARK HERE  / /
                                                               FOR ADDRESS
                                                               CHANGE AND
                                                               NOTE BELOW

/ /
    --------------------------------------
    For all nominees except as noted above

     MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2

     2. To ratify selection of KPMG LLP as         FOR      AGAINST      ABSTAIN
        independent auditors of the Company for    / /        / /          / /
        its fiscal year ending December 31, 2001


Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.


Signature:               Date:          Signature:                Date:
          --------------      --------            ---------------      --------